EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             ST. JUDE MEDICAL, INC.


                                   ARTICLE I.

                                      Name
                                      ----

         The name of the corporation shall be St. Jude Medical, Inc.


                                   ARTICLE II.

                                Business Purposes
                                -----------------

         The purposes for which this corporation is organized are as follows:

         a.       General business purposes.

         b. To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the laws under which this corporation is organized, by other laws, or by these Articles of Incorporation.

         c. To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by law, to limit in any certificate for application to do business, the purposes or purpose which the corporation proposes to carry on therein to such extent as are not forbidden by law thereof.


                                  ARTICLE III.

                                    Duration
                                    --------

         The duration of the corporation shall be perpetual.




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                                   ARTICLE IV.

                                Registered Office
                                -----------------

         The location and post office address of the registered office of the corporation in the State of Minnesota is One Lillehei Plaza, St. Paul, Minnesota 55117.

                                   ARTICLE V.

                            Powers of the Corporation
                            -------------------------

         This corporation shall have all the powers granted to private corporations organized for profit by said Minnesota Business Corporation Act, and in furtherance and not in limitation of the powers conferred by the laws of the State of Minnesota upon corporations organized for the foregoing purposes, the corporation shall have the power:

         a. To acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities or other evidences of indebtedness of the United States of America, or of any domestic or foreign corporation, and while the holder of such shares to exercise all the privileges of ownership, including the right to vote thereof, to the same extent as a natural person might or could do, by the president of this corporation or by proxy appointed by him, unless some other person, by resolution of the Board of Directors, shall be appointed to vote such shares.

         b. To purchase or otherwise acquire on such terms and in such manner as the Bylaws of this corporation from time to time provide, and to own all shares of the capital stock of this corporation, and to reissue the same from time to time.

         c. When and as authorized by the vote of the holders of not less than a majority of the shares entitled to vote, at a shareholders' meeting called for that purpose, or when authorized upon the written consent of the holders of a majority of such shares, to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its goodwill, upon such terms and for such consideration which may be money, shares, bonds or other instruments for the payment of money or other property as the Board of Directors deems expedient or advisable.

         d. To acquire, hold, lease, encumber, convey or otherwise dispose of, either alone or in conjunction with others, real and personal property within or without the state; and to take real and personal property by will or gift.

         e. To acquire, hold, take over as a going concern and thereafter to carry on, mortgage, sell or otherwise dispose of, either alone or in conjunction with


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                  others, the rights, property and business of any person,
                  entity, partnership, association or corporation heretofore or hereafter engaged in any business, the purpose of which is similar to the purposes set forth in Article II of these Articles of Incorporation.

         f. To enter into any lawful arrangement for sharing profits, union of interests, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity, for the carrying on of any business, the purpose of which is similar to the purposes set forth in Article II of these Articles of Incorporation.

                                   ARTICLE VI.

                            Mergers and Consolidation
                            -------------------------

         Any agreement for consolidation or merger with one or more foreign or domestic corporations may be authorized by vote of the holders of a majority of the shares entitled to vote.


                                  ARTICLE VII.

                                  Capital Stock
                                  -------------

         The authorized capital stock of this corporation shall be Five Hundred Million (500,000,000) shares of common stock of the par value of Ten Cents ($.10) per share (the "Common Stock") and Twenty-Five Million (25,000,000) shares of preferred stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock").

         SECTION 1.   General.

                  (a) No holder of capital stock in the corporation shall be entitled to any cumulative voting rights.

                  (b) No holder of capital stock of the corporation shall have any preferential, preemptive or other rights of subscription to any shares of any class of capital stock of the corporation allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the corporation of any class, or any right of subscription to any part thereof.

         SECTION 2. Common Stock. Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article VII:


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                  (a) The holders of the Common Stock shall be entitled to
         receive when and as declared by the Board of Directors, out of earnings or surplus legally available therefore, dividends, payable either in cash, in property, or in shares of the capital stock of the corporation.

                  (b) The Common Stock may be allotted for such consideration and as and when the Board of Directors shall determine, and, under and pursuant to the laws of the State of Minnesota, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: the dividend rate, the redemption price, the liquidation price, the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class. The Board of Directors shall also have the power to fix the terms, provisions and conditions of options to purchase or subscribe for shares of any class or classes, including the price and conversion basis thereof. The Board of Directors shall also have the power to issue shares of stock of the corporation or assets of other business enterprises, as it may from time to time deem expedient.

         SECTION 3. Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Minnesota Secretary of State a statement with respect to the adoption of the resolutions pursuant to the Minnesota Business Corporation Act (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) the distinctive serial designation of such series and the number of shares constituting such series, provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty-five Million (25,000,000);

                  (b) the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

                  (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;



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                  (d) the obligation, if any, of the corporation to retire
         shares of such series pursuant to a sinking fund;

                  (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                  (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                                  ARTICLE VIII.

                                 Stated Capital
                                 --------------

         The minimum amount of stated capital with which the corporation will begin business is $1,000.00.

                                   ARTICLE IX.

                        Management and Additional Powers
                        --------------------------------

         Section 1. The management and conduct of the business and affairs of the corporation shall be vested in a Board of Directors which shall consist of such number of directors, not less than three, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

         Section 2. The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. At the Annual Meeting of Shareholders in 1986, two directors of the first class shall be elected to hold office for a term expiring at the 1987 Annual Meeting, two directors of the second class shall be elected to hold office for a term expiring at the 1988 Annual Meeting, and one director of the third class shall be elected to hold office for a term expiring at the 1989 Annual Meeting. Commencing


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with the Annual Meeting of Shareholders in 1987, each class of directors whose term shall then expire shall be elected to hold office for a three-year term. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. All directors shall continue in office until the election and qualification of their respective successors in office. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         Section 3. Any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as defined in Article XIII hereof), voting together as a single class.

         Section 4. The Board of Directors shall have the authority to accept or reject subscriptions for capital stock made after incorporation and may grant options to purchase or subscribe for capital stock. The Board of Directors shall, from time to time, fix and determine the consideration for which the corporation shall issue and sell its capital stock, and also the dividends to be paid by the corporation upon the capital stock. The Board of Directors shall have authority to fix the terms and conditions of rights to convert any securities of this corporation into shares and to authorize the issuance of such conversion rights.

         Section 5. The Board of Directors shall have the authority to issue bonds, debentures or other securities convertible into capital stock or other securities of any class, or bearer warrants or other evidences of optional rights to purchase and/or subscribe to capital stock or other securities of any class, upon such terms, in such manner, and under such conditions as may be fixed by resolution of the Board prior to the issue thereof.

         Section 6. The Board of Directors shall have the authority to make and alter the Bylaws, subject to the power of the shareholders to change or repeal the Bylaws.

         Section 7. A quorum for any meeting of shareholders to transact business of this corporation, except as otherwise specifically provided herein or by law, shall be the presence in person or by proxy of the holders of a majority of the shares of common stock of the corporation outstanding and of record on the record date set for such meeting.

         Section 8. Notwithstanding any other provision of these Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any


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affirmative vote of the holders of any particular class of Voting Stock required by law or these Articles of Incorporation, the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as defined in Article XIII hereof), voting together as a single class, shall be required to alter, amend or repeal this Article IX.

                                   ARTICLE X.

                                    Directors
                                    ---------

         The first Board of Directors shall be comprised of one person whose name and address are as follows:

                  Manuel A. Villafana
                  2220 Innsbruck Parkway
                  Columbia Heights, Minnesota 55421

                                   ARTICLE XI.

                                  Incorporators
                                  -------------

         The name and address of the incorporator is as follows:

                  Thomas H. Garrett III
                  4200 IDS Center
                  80 South Eighth Street
                  Minneapolis, Minnesota 55402

                                  ARTICLE XII.

                                    Amendment
                                    ---------

         Any provisions contained in these Articles of Incorporation may be amended solely by the affirmative vote of the holder of a majority of the stock entitled to vote.







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                                  ARTICLE XIII.

                              Fair Price Provisions
                              ---------------------

         Section 1. In addition to all other requirements imposed by law or these Articles of Incorporation (including Article VI hereof), and except as otherwise expressly provided in Section 2 of this Article XIII, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or by any other provision of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

         Section 2. The provisions of Section 1 of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise, if the conditions specified in either of the following Paragraphs 1 or 2 are met:

                  1. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                  2. All of the following conditions shall have been met:

                           a. The aggregate amount of cash and the Fair Market
                  Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher amount determined under clauses (i) and (ii) below:

                                    (i) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder (as hereinafter defined) for any share of common stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of common stock (a) within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                                    (ii) the Fair Market Value per share of
                           common stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date


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                           being referred to herein as the "Determination
                           Date"), whichever is higher.

                           b. The aggregate amount of cash and the Fair Market
                  Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding capital stock (as hereinafter defined), other than common stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                                    (i) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (a) within the two-year period immediately prior to the Announcement Date or
                           (b) in the transaction in which it became an Interested Shareholder, whichever is higher;

                                    (ii) the Fair Market Value per share of such
                           class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                    (iii) (if applicable) the highest
                           preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

                                    The provisions of this Paragraph 2.b shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                           c. The consideration to be received by holders of a
                  particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital


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                  Stock shall be either cash or the form used to acquire
                  beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder. The price determined in accordance with Paragraphs 2.a and 2.b of Section 2 of this Article XIII shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                           d. After such Interested Shareholder has become an
                  Interested Shareholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock having a preference over the common stock as to dividends, or upon liquidation, except as approved by a majority of the Continuing Directors; (ii) there shall have been no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any stock dividend, stock split, combination of shares or similar event), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of common stock, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) except as approved by a majority of the Continuing Directors, such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in the transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

                           e. After such Interested Shareholder has become an
                  Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           f. A proxy or information statement describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the "Act") and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether of not such proxy or information statement is required to be mailed pursuant to the Act or subsequent provisions). The proxy or


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                  information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that a majority of the Continuing Directors may choose to make and, if deemed advisable by a majority of the Continuing Directors as to the fairness (or lack of fairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates (as hereinafter defined) or Associates (as hereinafter defined).

                           g. Such Interested Shareholder shall not have made or
                  caused to be made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

         Section 3.  For the purpose of this Article XIII:

                  1.       The term "Business Combination" shall mean:

                           a. any merger, consolidation or statutory exchange of
                  shares of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or statutory share exchange would be an Affiliate or Associate of an Interested Shareholder; provided, however, that the foregoing shall not include the merger of a wholly owned Subsidiary of the corporation into the corporation or the merger of two or more wholly owned Subsidiaries of the corporation; or

                           b. any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the corporation or any Subsidiary equal to or greater than ten percent (10%) of the book value of the consolidated assets of the corporation; or

                           c. any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with the corporation or any Subsidiary of any assets of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder equal to or greater than ten percent (10%) of the book value of the consolidated assets of the corporation; or

                           d. the issuance or transfer by the corporation or any
                  Subsidiary (in one transaction or a series of transactions) to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of


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                  any securities of the corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder) or of any securities of a Subsidiary (except pursuant to a pro rata distribution to all holders of common stock of the corporation); or

                           e. the adoption of any plan or proposal for the
                  liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                           f. any transaction (whether or not with or otherwise
                  involving and Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, including, without limitation, any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger, consolidation or statutory exchange of shares of the corporation with any of its Subsidiaries; or

                           g. any agreement, contract or other agreement or
                  understanding providing for any one or more of the actions specified in the foregoing clauses (a) to (f).

                  2. The term "Capital Stock" shall mean all capital stock of the corporation authorized to be issued from time to time under Article VII of these Articles of Incorporation. The term "Voting Stock" shall mean all Capital Stock of the corporation entitled to vote generally in the election of directors of the corporation.

                  3. The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person or persons with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Capital Stock.

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                  4. The term "Interested Shareholder" shall mean any person
         (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  5. A person shall be a "beneficial owner" of any Capital Stock
         (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or
         (iii) the right to dispose or direct the disposition of, pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  6. The term "Affiliate," used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. The term "Associate," used to indicate a relationship with a specified person, shall mean (a) any person (other than the corporation or a Subsidiary) of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such specified person has a


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

         substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any Subsidiary, and (d) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the corporation or a Subsidiary).

                  7. The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is beneficially owned, directly or indirectly, by the corporation; provided, however, that for the purposes of Paragraph 4 of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned, directly or indirectly, by the corporation.

                  8. The term "Continuing Director" shall mean any member of the Board of Directors of the corporation, while such person is a member of the Board of Directors, who was a member of the Board of Directors prior to the time that the Interested Shareholder involved in the Business Combination in question became an Interested Shareholder, and any member of the Board of Directors, while such person is a member of the Board of Directors, whose election, or nomination for election by the corporation's shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall an Interested Shareholder involved in the Business Combination in question or any Affiliate, Associate or representative of such Interested Shareholder, be deemed to be a Continuing Director.

                  9. The term "Fair Market Value" shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale or closing bid quotation (whichever is applicable) with respect to a share of such stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                  10. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section 2 of this
         Article XIII shall include the shares of common stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.


                                       14
                                                              (2005 Restatement)

         Section 4. The Continuing Directors by majority vote shall have the power to determine for the purposes of this Article XIII, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock (including Voting Stock) or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination equal or exceed ten percent (10%) of the book value of the consolidated assets of the corporation, (e) whether a proposed plan of dissolution or liquidation is proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, (f) whether any transaction has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, (g) whether any Business Combination satisfies the conditions set forth in Paragraph 2 of Section 2 of this Article XIII, and (h) such other matters with respect to which a determination is required under this Article XIII. Any such determination made in good faith shall be binding and conclusive on all parties.

         Section 5. Nothing contained in this Article XIII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         Section 6. The fact that any Business Combination complies with the provisions of Section 2 of this Article XIII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, or the Continuing Directors, or any of them, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, or the Continuing Directors, or any of them, with respect to evaluations of or actions and responses taken with respect to such Business Combination. The Board of Directors of the corporation, when evaluating any actions or transactions described in Section 2 of this Article XIII, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all relevant factors including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located.

         Section 7. Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article XIII.


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                                                              (2005 Restatement)

                                  ARTICLE XIV.

                               Director Liability
                               ------------------

         No director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; or (v) for any act or omission occurring prior to the date when this provision becomes effective.

         The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article.

         If the Minnesota Statutes hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the amended Minnesota Statutes.

































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                                                              (2005 Restatement)